Exhibit 11.    Statement re computation of per share earnings.

TORCHMARK CORPORATION

COMPUTATION OF EARNINGS PER SHARE

	Three months ended June 30,
	2002	2001
Income before extraordinary item and cumulative effect of change in accounting principle	$62,712,000	$100,838,000
Loss on redemption of debt (net of applicable tax benefit)	0	(1,080,000)

Income before cumulative effect of change in accounting principle	62,712,000	99,758,000
Cumulative effect of change in accounting principle (net of applicable tax benefit)	0	(26,584,000)

Net Income	$62,712,000	$73,174,000

Basic weighted average shares and common stock equivalents outstanding	121,100,829	125,239,923
Diluted weighted average shares and common stock equivalents outstanding	121,693,713	126,130,751

Basic earnings per share:
Income before extraordinary item and cumulative effect of change in accounting principle	$0.52	$0.81
Loss on redemption of debt (net of applicable tax benefit)	0.00	(0.01)

Income before cumulative effect of change in accounting principle	0.52	0.80
Cumulative effect of change in accounting principle (net of applicable tax benefit)	0.00	(0.22)

Net Income	$0.52	$0.58

Diluted earnings per share:
Income before extraordinary item and cumulative effect of change in accounting principle	$0.52	$0.80
Loss on redemption of debt (net of applicable tax benefit)	0.00	(0.01)

Income before cumulative effect of change in accounting principle	0.52	0.79
Cumulative effect of change in accounting principle (net of applicable tax benefit)	0.00	(0.21)

Net Income	$0.52	$0.58

TORCHMARK CORPORATION

COMPUTATION OF EARNINGS PER SHARE
(Continued)

	Six months ended June 30,
	2002	2001
Income from continuing operations before extraordinary item and cumulative effect of change in accounting principle	$160,868,000	$200,541,000
Loss from discontinued operations (net of applicable tax benefit)	0	(3,280,000)

Income before extraordinary item and cumulative effect of change in accounting principle	160,868,000	197,261,000
Loss on redemption of debt (net of applicable tax benefit)	(2,000)	(1,105,000)

Income before cumulative effect of change in accounting principle	160,866,000	196,156,000
Cumulative effect of change in accounting principle (net of applicable tax benefit)	0	(26,584,000)

Net Income	$160,866,000	$169,572,000

Basic weighted average shares and common stock equivalents outstanding	121,750,488	125,709,646
Diluted weighted average shares and common stock equivalents outstanding	122,304,713	126,445,317

Basic earnings per share:
Income from continuing operations before extraordinary item and cumulative effect of change in accounting principle	$1.32	$1.60
Loss from discontinued operations (net of applicable tax benefit)	0.00	(0.03)

Income before extraordinary item and cumulative effect of change in accounting principle	1.32	1.57
Loss on redemption of debt (net of applicable tax benefit)	0.00	(0.01)

Income before cumulative effect of change in accounting principle	1.32	1.56
Cumulative effect of change in accounting principle (net of applicable tax benefit)	0.00	(0.21)

Net Income	$1.32	$1.35

Diluted earnings per share:
Income from continuing operations before extraordinary item and cumulative effect of change in accounting principle	$1.32	$1.59
Loss from discontinued operations (net of applicable tax benefit)	0.00	(0.03)

Income before extraordinary item and cumulative effect of change in accounting principle	1.32	1.56
Loss on redemption of debt (net of applicable tax benefit)	0.00	(0.01)

Income before cumulative effect of change in accounting principle	1.32	1.55
Cumulative effect of change in accounting principle (net of applicable tax benefit)	0.00	(0.21)

Net Income	$1.32	$1.34